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                                  EXHIBIT 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                     (In thousands except per share figures)
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                                                                      Year ended December 31,
                                                                  1996               1995               1994
                                                                  ----               ----               ----
Primary
-------

Weighted average shares outstanding                               5,746              5,636              5,598

Net effect of dilutive common stock equivalents
      based on the treasury method                                  515                472                253

Effect of treasury shares purchased                                 (69)               -                  (75)

Effect of treasury shares issued                                      5                  7                -
                                                        ---------------    ---------------    ---------------
Total                                                             6,197              6,115              5,776

Net income                                                       $4,176             $3,148             $1,980
                                                        ===============    ===============    ===============
Net income per common share
                                                                  $0.67              $0.51              $0.34
                                                        ===============    ===============    ===============
Fully diluted
-------------

Weighted average shares outstanding                               5,746              5,636              5,598

Net effect of dilutive common stock equivalents
      based on the treasury method                                  583                574                357

Effect of treasury shares purchased                                 (69)               -                  (75)

Effect of treasury shares issued                                      5                  7                -
                                                        ---------------    ---------------    ---------------

Total                                                             6,265              6,217              5,880

Net income                                                       $4,176             $3,148             $1,980
                                                        ===============    ===============    ===============
Net income per common share                                       $0.67              $0.51              $0.34
                                                        ===============    ===============    ===============

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